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                                  UNITED STATES

                        SECURITIES & EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ____________________
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):
                                October 19, 2001


                                INTERLIANT, INC.
                                ________________
             (Exact name of registrant as specified in its charter)

          Delaware                    0-26115                    13-3978980
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)

        Two Manhattanville Road
          Purchase, New York                                    10577
----------------------------------------                 -----------------
(Address of principal executive offices)                     (Zip Code)


                                 (914) 640-9000

                                 ______________
              (Registrant's telephone number, including area code)

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ITEM 5:  OTHER MATTERS

     On October 19, 2001, Interliant, Inc. (the "Company") entered into a Recapitalization and Exchange Agreement (the "Agreement") with a limited number of current holders representing a majority of the outstanding principal amount of the Company's 7% Convertible Subordinated Notes due 2005 (the "Notes") for the purpose of exchanging approximately $126.8 million principal amount, or approximately 77%, of the Notes for a cash payment and new securities as set forth in the Agreement.

     The text of the Agreement is attached hereto as Exhibit 2.15 and is hereby incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) The following document is furnished as an exhibit to this report:


Exhibit                                                               Page
Number                        Description                            Number
-------              ------------------------------                  ------

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 2.15           Recapitalization and Exchange Agreement
                dated as of October 19, 2001


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Interliant, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 2, 2001

                                        INTERLIANT, INC.



                                        By: /s/ Bruce S. Klein
                                            --------------------------------
                                            Bruce S. Klein
                                            Senior Vice President and
                                            General Counsel